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                                                                    Exhibit 10.2


Agreements in the exact form shown below were entered on March 3, 2005, by Southwest Bancorp, Inc. and each director of Southwest Bancorp, Inc., Stillwater National Bank, and SNB Bank of Stillwater other than Rick Green, President, CEO and Vice Chairman of Southwest Bancorp, Inc.


                           RESTRICTED STOCK AGREEMENT

                          FOR AWARD OF RESTRICTED STOCK
                                 PURSUANT TO THE

                                SOUTHWEST BANCORP
                             1999 STOCK OPTION PLAN

         A total of 900 Shares of Common Stock, par value $1.00 per share, of Southwest Bancorp, Inc. ("Southwest"), is hereby granted to ______________________ (the "Participant") in all respects subject to the terms, definitions, and provisions of the 1999 Stock Option Plan (the "Plan") which was adopted by Southwest and which is incorporated by reference herein, receipt of which is hereby acknowledged. Terms used in this Agreement have the meanings stated in the Plan unless otherwise provided herein.

1. Restrictions. The total Restriction Period for this Award of Restricted Stock is three (3) years, provided that the restrictions on the Shares will terminate in accordance with the Vesting Schedule set forth in Section 2 of this Agreement, and provided further that all restrictions will end, and the Award will be fully vested, upon a Change in Control or the Permanent and Total Disability, death, or retirement of the Participant. For purposes of this Agreement, retirement shall mean the permanent departure (other than a removal for cause) from the Board of Directors of Southwest and of any Southwest Affiliate, so that the Participant no longer serves on the Board of Directors of Southwest or any Affiliate, after the Participant has a total period of combined service (which shall include any time that the Participant served either on the Board of Directors of Southwest or on the Board of Directors of any Affiliate) of at least three (3) years. Any other departure will result in the immediate forfeiture of any and all unvested Shares.

2. Vesting Schedule. The restrictions will terminate and the Shares will vest in accordance with the following schedule, this Agreement, and the terms of the
Plan:


                                                Portion of Total Award
                                              That First Becomes Vested:
                                              --------------------------
     Upon Grant                                          -0-
     Upon first anniversary of Grant                     33 1/3%
     Upon second anniversary of Grant                    33 1/3%
     Upon third anniversary of Grant                     33 1/3 %

3. Certificates. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:


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                  "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1999 Stock Option Plan of Southwest Bancorp, Inc., and an agreement entered into between the registered owner and Southwest Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.

         At the expiration of the Restricted Period applicable to Shares, Southwest shall deliver to the Participant, or the person or persons to whom his rights under such Stock shall have passed in a manner permitted by the Plan, the stock certificates deposited with it or its designee and as to which the Restriction Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Southwest shall cause such certificates to be reissued without the legend.

4. Non-transferability No Shares of Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes, until such shares have vested and the restrictions have terminated with respect to them.


                                        STOCK OPTION COMMITTEE

                                        By __________________________
---------------
Date of Grant                           Attest: ________________________ (Seal)